Exhibit 99.1

October 27, 2015

Twitter Reports Third Quarter 2015 Results

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for the quarter ended September 30, 2015.

•

Q3 revenue of $569 million, up 58% year-over-year, and above the previously forecast range of $545 million to $560 million. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have increased 64%

•	Q3 GAAP net loss of $132 million and non-GAAP net income of $67 million
•	Q3 GAAP EPS of ($0.20) and non-GAAP diluted EPS of $0.10
•	Q3 adjusted EBITDA of $142 million, up 108% year-over-year, and above the previously forecast range of $110 million to $115 million, representing an adjusted EBITDA margin of 25%

“We continued to see strong financial performance this quarter, as well as meaningful progress across our three areas of focus: ensuring more disciplined execution, simplifying our services, and better communicating the value of our platform,” said Jack Dorsey, CEO of Twitter. “We’ve simplified our roadmap and organization around a few big bets across Twitter, Periscope, and Vine that we believe represent our largest opportunities for growth.”

Third Quarter 2015 Financial Summary

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
GAAP Results
Revenue	$569,237	$361,266	$1,507,559	$923,924
Net loss	$(131,690)	$(175,464)	$(430,795)	$(452,468)
Diluted net loss per share	$(0.20)	$(0.29)	$(0.66)	$(0.76)
Non-GAAP Results
Adjusted EBITDA	$142,148	$68,326	$366,389	$159,406
Non-GAAP net income	$66,984	$6,972	$162,010	$21,751
Non-GAAP diluted net income per share	$0.10	$0.01	$0.23	$0.03

For additional information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Third Quarter 2015 Operational and Product Highlights

Monthly Active Users – Total average Monthly Active Users (MAUs) were 320 million for the third quarter, up 11% year-over-year, and compared to 316 million in the previous quarter. Excluding SMS Fast Followers, MAUs were 307 million for the third quarter, up 8% year-over-year, and compared to 304 million in the previous quarter. Mobile MAUs represented approximately 80% of total MAUs.

Consumer Products – Twitter launched Highlights on Android, Music on Vine, and landscape view and web profiles for Periscope. We introduced an updated version of the logged-out Twitter.com desktop home page. We also removed the 140-character limit on direct messages.

Advertising Products –Twitter launched video auto-play on all devices, expanded its self-service ads platform to over 200 countries and territories, and extended the offerings of the Twitter Audience Platform (formerly the Twitter Publisher Network) to include additional targeted objectives and new creative formats. For performance marketers, Twitter introduced new optimization and bidding enhancements. Twitter also introduced event targeting as well as ads editor, a new tool that enables advertisers to seamlessly create and edit numerous campaigns at once.

Partnerships – Twitter announced commerce partnerships with platforms that power e-commerce sites, including Bigcommerce, Demandware, and Shopify, and retailers and brands such as Best Buy, Adidas, and PacSun. These commerce partnerships are powered by Stripe Relay. Twitter partnered with Square to enable U.S. political donations through Tweets. Twitter also extended its existing agreement with Bloomberg to bring more Twitter data to financial professionals.

Third Quarter 2015 Financial Highlights

Revenue – Revenue for the third quarter of 2015 totaled $569 million, an increase of 58% compared to $361 million in the same period in 2014. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have increased 64%.

•	Advertising revenue totaled $513 million, an increase of 60% year-over-year. Excluding the impact of year-over-year changes in foreign exchange rates, advertising revenue would have increased 67%.
•	Mobile advertising revenue was 86% of total advertising revenue.
•	Data licensing and other revenue totaled $56 million, an increase of 37% year-over-year.
•	U.S. revenue totaled $370 million, an increase of 54% year-over-year.
•	International revenue totaled $199 million, an increase of 65% year-over-year.

Net loss – GAAP net loss was $132 million for the third quarter of 2015 compared to $175 million in the same period in 2014. GAAP net loss for the third quarter of 2015 included $166 million of stock-based compensation expense.

Adjusted EBITDA – Adjusted EBITDA was $142 million for the third quarter of 2015, an increase of 108% compared to $68 million in the same period in 2014.

Non-GAAP net income – Non-GAAP net income was $67 million for the third quarter of 2015 compared to $7 million in the same period in 2014.

EPS – Basic and diluted GAAP EPS was ($0.20) for the third quarter of 2015 compared to ($0.29) in the same period in 2014.

Non-GAAP diluted EPS – Non-GAAP diluted EPS was $0.10 for the third quarter of 2015 compared to $0.01 in the same period in 2014.

Capital expenditures – Purchases of property and equipment for the third quarter of 2015 were $106 million. Additionally, $14 million of equipment purchases were financed through capital leases during the third quarter of 2015.

Cash, cash equivalents, and marketable securities – As of September 30, 2015, cash, cash equivalents, and marketable securities were approximately $3.5 billion, compared to $3.6 billion as of June 30, 2015.

Outlook

Twitter’s outlook for the fourth quarter of 2015 is as follows:

•	Revenue is projected to be in the range of $695 million to $710 million.
•	Adjusted EBITDA is projected to be in the range of $155 million to $175 million.
•

GAAP expenses are projected to include the vast majority of the $5 million to $15 million of total restructuring charges expected from corporate restructuring activities. These charges are projected to be $10 million to $20 million in cash expenditures. GAAP expenses are lower than cash restructuring costs due to a credit related to non-cash stock-based compensation expense reversals for unvested stock awards.

•	Capital expenditures are projected to be no more than $110 million.
•

Stock-based compensation expense is projected to be in the range of $170 million to $180 million, excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Note that Twitter's outlook for the fourth quarter of 2015 reflects foreign exchange rates as of October 15, 2015.

Webcast and Conference Call Details

Twitter will host a conference call today, Tuesday, October 27, 2015, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. The company will be following the conversation on Twitter about the earnings announcement. Tweet to @TwitterIR or use #TWTRearnings or $TWTR to have your questions considered during the Q&A portion of the conference call along with those submitted by conference call participants. Watch a live broadcast of the call on Periscope from the @TwitterIR account or tune in to a live webcast on the company’s Investor Relations page at investor.twitterinc.com. The Investor Relations website will also have the company’s financial results, supplemental slides, and an archived replay of the webcast. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @twitter, and @TwitterIR as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter (NYSE: TWTR) is a global platform for public self-expression and conversation in real time. By developing a fundamentally new way for people to consume, create, distribute, and discover content, Twitter enables any voice to echo around the world instantly and unfiltered. The service can be accessed at Twitter.com, on a variety of mobile devices, and via SMS. Available in more than 35 languages, Twitter has 320 million monthly active users. For more information, visit about.twitter.com or follow @twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Twitter's strategies and business plans, Twitter's expectations regarding its revenue, adjusted EBITDA, capital expenditures and stock-based compensation expense for the fourth quarter 2015. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not continue to grow; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, adjusted EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP diluted EPS. Twitter defines adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses, net and provision (benefit) for income taxes; and Twitter defines non-GAAP net income as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions and the income tax effects related to acquisitions. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP diluted EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that adjusted EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP diluted EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses that we exclude in adjusted EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP diluted EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP diluted EPS provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Twitter translated revenue and advertising revenue for the quarter and nine months ended September 30, 2015 using the prior year's monthly exchange rates for its settlement currencies other than the U.S. dollar, which Twitter believes is a useful metric that facilitates comparison to its historical performance. Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

For future periods, Twitter is unable to provide a reconciliation of adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, depreciation and amortization expense, interest and other expenses, net and provision (benefit) for income taxes, that are expected to be incurred in the future.

Contacts

Investors:
Dave Rivinus

ir@twitter.com

Press:
Jim Prosser

jprosser@twitter.com

TWITTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$876,432	$1,510,724
Short-term investments	2,612,762	2,111,154
Accounts receivable, net	536,788	418,454
Prepaid expenses and other current assets	237,577	215,521
Total current assets	4,263,559	4,255,853
Property and equipment, net	699,502	557,019
Intangible assets	147,286	105,011
Goodwill	1,123,121	622,570
Other assets	55,596	42,629
Total assets	$6,289,064	$5,583,082
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,100	$53,241
Accrued and other current liabilities	294,057	228,233
Capital leases, short-term	93,621	112,320
Total current liabilities	427,778	393,794
Convertible notes	1,434,968	1,376,020
Capital leases, long-term	73,525	118,950
Deferred and other long-term tax liabilities, net	32,958	24,706
Other long-term liabilities	45,672	43,209
Total liabilities	2,014,901	1,956,679
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	6,311,697	5,208,870
Accumulated other comprehensive loss	(34,296)	(10,024)
Accumulated deficit	(2,003,241)	(1,572,446)
Total stockholders’ equity	4,274,163	3,626,403
Total liabilities and stockholders’ equity	$6,289,064	$5,583,082

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$569,237	$361,266	$1,507,559	$923,924
Costs and expenses
Cost of revenue	200,195	124,166	511,293	309,696
Research and development	207,937	183,342	596,590	509,828
Sales and marketing	208,797	164,015	594,302	410,511
General and administrative	57,545	51,174	188,231	134,602
Total costs and expenses	674,474	522,697	1,890,416	1,364,637
Loss from operations	(105,237)	(161,431)	(382,857)	(440,713)
Interest expense	(25,239)	(6,079)	(73,995)	(11,835)
Other income (expense), net	1,948	(7,795)	10,378	(4,138)
Loss before income taxes	(128,528)	(175,305)	(446,474)	(456,686)
Provision (benefit) for income taxes	3,162	159	(15,679)	(4,218)
Net loss	$(131,690)	$(175,464)	$(430,795)	$(452,468)
Net loss per share:
Basic and diluted	$(0.20)	$(0.29)	$(0.66)	$(0.76)
Weighted-average shares used to compute net loss per share:
Basic and diluted	670,604	614,395	655,721	596,722

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(131,690)	$(175,464)	$(430,795)	$(452,468)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	81,464	60,155	225,377	145,737
Stock-based compensation expense	165,921	169,602	523,869	454,382
Amortization of discount on convertible notes	17,495	2,411	51,139	2,411
Provision for bad debt	(2,985)	1,508	360	2,944
Deferred income tax	86	(2,000)	(24,220)	(9,737)
Other adjustments	10,524	9,074	5,327	9,740
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable	(61,542)	(40,620)	(105,486)	(77,833)
Prepaid expenses and other assets	(4,823)	(123,481)	(12,684)	(140,710)
Accounts payable	1,926	3,891	(9,511)	5,298
Accrued and other liabilities	25,292	9,022	60,452	98,714
Net cash provided by (used in) operating activities	101,668	(85,902)	283,828	38,478
Cash flows from investing activities
Purchases of property and equipment	(106,476)	(38,762)	(266,816)	(132,839)
Purchases of marketable securities	(850,507)	(578,401)	(3,086,004)	(1,617,415)
Proceeds from maturities of marketable securities	883,118	512,656	2,225,255	1,522,582
Proceeds from sales of marketable securities	24,556	30	359,817	168,168
Changes in restricted cash	957	687	(2,840)	(11,029)
Business combinations, net of cash acquired	(25,344)	(30,981)	(51,644)	(163,477)
Purchases of cost method investments and other	(5,430)	(1,300)	(12,430)	(1,700)
Net cash used in investing activities	(79,126)	(136,071)	(834,662)	(235,710)
Cash flows from financing activities
Proceeds from issuance of convertible notes	—	1,800,000	—	1,800,000
Convertible notes initial issuance discount	—	(27,475)	—	(27,475)
Purchases of convertible note hedges	—	(387,450)	—	(387,450)
Proceeds from issuance of warrants	—	275,130	—	275,130
Taxes paid related to net share settlement of equity awards	(2,398)	—	(8,878)	(16,168)
Repayments of capital lease obligations	(28,431)	(32,190)	(91,365)	(75,076)
Proceeds from exercise of stock options	1,488	9,120	8,450	25,027
Proceeds from issuances of common stock under employee stock purchase plan	—	—	21,600	21,224
Other financing activities	1,983	(1,500)	1,983	(2,662)
Net cash provided by (used in) financing activities	(27,358)	1,635,635	(68,210)	1,612,550
Net increase (decrease) in cash and cash equivalents	(4,816)	1,413,662	(619,044)	1,415,318
Foreign exchange effect on cash and cash equivalents	(2,059)	(5,843)	(15,248)	(3,533)
Cash and cash equivalents at beginning of period	883,307	844,976	1,510,724	841,010
Cash and cash equivalents at end of period	$876,432	$2,252,795	$876,432	$2,252,795
Supplemental disclosures of non-cash investing and financing activities
Common stock issued in connection with acquisitions	$—	$96,112	$516,538	$147,958
Equipment purchases under capital leases	$13,692	$62,670	$24,236	$110,409
Changes in accrued equipment purchases	$(13,467)	$(29,252)	$(4,380)	$14,345

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Non-GAAP net income and net income per share:
Net loss	$(131,690)	$(175,464)	$(430,795)	$(452,468)
Stock-based compensation expense	165,921	169,602	523,869	454,382
Amortization of acquired intangible assets	14,481	11,869	39,241	26,144
Non-cash interest expense related to convertible notes	17,495	2,411	51,139	2,411
Non-cash expense related to acquisitions	—	—	926	—
Income tax effects related to acquisitions	777	(1,446)	(22,370)	(8,718)
Non-GAAP net income	$66,984	$6,972	$162,010	$21,751
GAAP diluted shares	670,604	614,395	655,721	596,722
Dilutive equity awards (1)	29,474	68,672	38,916	86,465
Non-GAAP diluted shares	700,078	683,067	694,637	683,187
Non-GAAP diluted net income per share	$0.10	$0.01	$0.23	$0.03
Adjusted EBITDA:
Net loss	$(131,690)	$(175,464)	$(430,795)	$(452,468)
Stock-based compensation expense	165,921	169,602	523,869	454,382
Depreciation and amortization expense	81,464	60,155	225,377	145,737
Interest and other expense, net	23,291	13,874	63,617	15,973
Provision (benefit) for income taxes	3,162	159	(15,679)	(4,218)
Adjusted EBITDA	$142,148	$68,326	$366,389	$159,406
Stock-based compensation expense by function:
Cost of revenue	$8,973	$13,596	$32,345	$37,296
Research and development	100,673	93,973	306,830	264,784
Sales and marketing	37,889	42,884	120,154	108,232
General and administrative	18,386	19,149	64,540	44,070
Total stock-based compensation expense	$165,921	$169,602	$523,869	$454,382
Amortization of acquired intangible assets by function:
Cost of revenue	$9,558	$8,855	$28,104	$18,749
Research and development	64	512	192	792
Sales and marketing	4,859	2,502	10,945	6,603
General and administrative	—	—	—	—
Total amortization of acquired intangible assets	$14,481	$11,869	$39,241	$26,144

(1)

Gives effect to potential common stock instruments such as stock options, RSUs, unvested restricted stock and warrant. There is no dilutive effect of the notes nor the related hedge and warrant transactions.

TWITTER, INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP CONSTANT CURRENCY REVENUE
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue and advertising revenue excluding foreign exchange effect:
Revenue	$569	$361	$1,508	$924
Foreign exchange effect on 2015 revenue using 2014 rates	23		61
Revenue excluding foreign exchange effect	$592		$1,569
Revenue year-over-year change percent	58%		63%
Revenue excluding foreign exchange effect year-over-year change percent	64%		70%

Advertising revenue	$513	$320	$1,353	$824
Foreign exchange effect on 2015 advertising revenue using 2014 rates	23		61
Advertising revenue excluding foreign exchange effect	$536		$1,414
Advertising revenue year-over-year change percent	60%		64%
Advertising revenue excluding foreign exchange effect year-over-year change percent	67%		72%